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                         RESIDUAL STOCK NOTES
                              PAYABLE TO
                        DIRECTORS OR NOMINEES

                All information is as of January 10, 1996

Director or Nominee       Note Amount          Interest Rate
--------------------      -----------          -------------

Craig Danielson           $108,382.99               6.5%

Robert Lamb               $207,740.21               6.5%

Larry Montgomery           $73,815.00               6.5%